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                   Consent of Independent Auditors


We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated March 14, 2003 with respect to Farm Bureau Life Variable Account and February 5, 2003 with respect to the financial statements and schedules of Farm Bureau Life Insurance Company, in Post-Effective Amendment No. 21 to the Registration Statement (Form S-6 No. 33-12789) and related Prospectus of Farm Bureau Life Variable Account (Flexible Premium Variable Life Insurance Policy) dated
May 1, 2003.

                                                         /s/ Ernst & Young LLP

Des Moines, Iowa
April 24, 2003